Exhibit 10.56

NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT (this “Agreement”) is entered into and made effective as of May 18, 2023, by and between 60 DEGREES PHARMACEUTICALS, INC., a Delaware corporation (the “Maker”) and MOUNTJOY TRUST (the “Holder”).

WHEREAS, the Maker and the Holder entered into that certain Promissory Note dated as of May 19, 2022 for the amount of Two Hundred Ninety-Four Thousand Four Hundred Forty-Four Dollars and Forty-Four Cents ($294,444.44) (the “Note”). The Note is due and payable on May 19, 2023 (the “Maturity Date”).

WHEREAS, the Maker and the Holder desire to enter into this Agreement in order to extend the Maturity Date in exchange for a cash payment of Seven Thousand Three Hundred Sixty-One Dollars and Eleven Cents ($7,361.11) (the “Cash Payment”).

NOW, THEREFORE, this Agreement is duly agreed by both the Maker and the Holder to extend the Maturity Date to the earlier of (i) July 18, 2023, (ii) the date of the Maker’s initial public offering, and (iii) such earlier date as the Note is required or permitted to be repaid as provided thereunder, in exchange for the Cash Payment, with all other terms and conditions of the Note remaining in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

MAKER

60 DEGREES PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Geoffrey Dow
Name:	Geoffrey Dow
Title:	President and CEO

PAYEE

MOUNTJOY TRUST

By:	/s/ John Dow
Name:	John Dow
Title:	Trustee

Signature Page to Note Extension Agreement (Mountjoy Trust)